Exhibit 99.1

CompuDyne Announces Second Quarter Earnings of $0.13 Per Share;
Revenues Increase 20.6%, Net Income Increases 45.4%

    HANOVER, Md.--(BUSINESS WIRE)--Aug. 5, 2003--CompuDyne Corporation (Nasdaq: CDCY) an industry leader in sophisticated security products, integration and technology for the public security markets, today announced that earnings per share for the second quarter of 2003 were $0.13 compared to $0.09 in the second quarter of 2002. Included in operating expenses for the second quarter of 2003 was a non-cash purchase accounting amortization and depreciation charge related to the May 2, 2002 acquisition of Tiburon, of $243 thousand, equivalent to $0.02 per share after tax. Revenues for the second quarter of 2003 were $47.5 million, an increase of $8.1 million or 20.6% over the second quarter of 2002. Net income for the second quarter of 2003 was $1.0 million, an increase of $324 thousand or 45.4% over the second quarter of 2002. EBITDA for the second quarter of 2003 was $2.7 million compared to $2.2 million for the second quarter of 2002.
    Earnings per share for the first half of 2003 were $0.24 compared to $0.20 for the first half of 2002. Included in operating expenses for the first half of 2003 was a non-cash purchase accounting amortization and depreciation charge related to the May 2, 2002 acquisition of Tiburon, of $486 thousand, equivalent to $0.04 per share after tax. Revenues for the first half of 2003 were $94.3 million, an increase of $24.4 million, or 34.9% over the first half of 2002. Net income for the first half of 2003 was $1.98 million, an increase of $485 thousand, or 32.5%, over the first half of 2002. EBITDA for the first half of 2003 was $5.4 million compared to $4.1 million for the first half of 2002.
    Revenues and earnings benefited in the second quarter and the first half of 2003 from the completion of the acquisition of Tiburon, Inc.
    Backlogs at June 30, 2003 were $181.7 million. Reduced backlogs at the Company's Institutional Security Systems segment related to tight customer budgets and increased competition were balanced by strong backlogs at the Public Safety & Justice segment due to the previously announced Detroit award and other recent wins.
    The Company's balance sheet continued to strengthen in the second quarter due to strong EBITDA and asset management efforts, with net debt (debt minus cash) decreasing by $1.8 million to $17.0 million after a $7.5 million reduction in the first quarter.
    The second quarter results continued to reflect the negative impact of the residual effects of the low margin projects from the Institutional Security System's West Coast operations. The Company's Attack Protection segment continued to experience depressed results from excess capacity and restrained customer releases for production. However, volume has started to pick up in the Attack Protection segment, which resulted in this segment significantly reducing the losses it experienced in 2002.
    While there are some specific uncertainties in the third and fourth quarters, earnings continue to be on track with the earlier estimates that the Company expects to earn in excess of $.60 per share in 2003. Martin Roenigk, Chairman of CompuDyne stated "The Company is quite optimistic that it is laying a solid foundation for continued growth which should result in enhanced earnings in 2004."

    Certain statements made in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including those statements concerning the Company's expectations with respect to future operating results and other events. Although the Company believes it has a reasonable basis for these forward-looking statements, these statements involve risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the security market, the Company's ability to secure new contracts and the risks inherent in CompuDyne's business and future uncertainties which are further described in its filings with the Securities and Exchange Commission, such as the Company's Form 10-K, Form 10-Q, and Form 8-K reports.


                COMPUDYNE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)

                                            June 30,    December 31,
 ASSETS                                       2003          2002
                                            -------        -------
                                             (dollars in thousands)
Current Assets
       Cash and cash equivalents          $  4,079         $  1,274
       Accounts receivable, net             43,124           45,168
       Contract costs in excess
        of billings                         15,159           18,297
       Inventories                           5,637            6,401
       Deferred tax assets                   1,220            1,220
       Prepaid expenses and
        other                                3,168            2,510
                                           -------          -------
             Total Current Assets           72,387           74,870

Property, plant and equipment, net          10,836           12,171
Goodwill and intangible assets, net         27,766           32,109
Deferred tax assets                            965              987
Other                                          746              667
                                           -------          -------
           Total Assets                   $112,700         $120,804
                                           =======          =======

     LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
       Accounts payable and
        accrued liabilities               $ 24,177         $ 22,235
       Billings in excess of
        contract costs
        incurred                            13,654           13,602
       Deferred revenue                      3,793            5,812
       Current portion of
        notes payable                        2,107            2,402
                                           -------          -------
             Total Current Liabilities      43,731           44,051

Notes payable                               18,975           25,108
Deferred tax liabilities                     2,114            2,114
Other                                          270              327
                                           -------          -------
             Total Liabilities              65,090           71,600
                                           -------          -------

Commitments and contingencies

Total Shareholders' Equity                  47,610           49,204
                                           -------          -------
Total Liabilities and
 Shareholders' Equity                     $112,700         $120,804
                                           =======          =======

Certain prior year numbers have been reclassified to conform to the current year's format.


                COMPUDYNE CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)


                               Three Months Ended    Six Months Ended
                                     June 30,             June 30,
                                2003        2002      2003       2002
                                ----        ----      ----       ----
                              (in thousands, except per share data)

    Net sales                $ 47,538   $ 39,416   $ 94,305   $ 69,906
    Cost of goods sold         35,751     29,978     70,735     54,473
                              -------    -------    -------    -------
    Gross profit               11,787      9,438     23,570     15,433

    Operating expenses          7,453      6,530     15,168     11,022
    Research and development    2,032      1,289      3,913      1,323
    Amortization and
     depreciation Of
     purchase accounting
     intangibles                  243        162        486        162
                              -------    -------    -------    -------
    Operating income            2,059      1,457      4,003      2,926
                              -------    -------    -------    -------
     Total other expense          332        269        704        520

    Income before income taxes  1,727      1,188      3,299      2,406
    Income taxes                  690        475      1,320        912
                              -------    -------    -------    -------
    Net income               $  1,037   $    713   $  1,979   $  1,494
                              =======    =======    =======    =======
    Earnings per share:
    Basic earnings per share $    .13   $    .10   $    .25   $    .21
                              -------    -------    -------    -------
    Weighted average number
     of common shares
     outstanding                7,898      7,427      7,860      7,050
                              =======    =======    =======    =======
    Diluted earnings per
     share                   $    .13   $    .09   $    .24   $    .20
                              =======    =======    =======    =======
    Weighted average number
     of common shares and
     equivalents                8,139      8,065      8,106      7,656
                              =======    =======    =======    =======


                COMPUDYNE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED FINANCIAL DATA
                       (in thousands, unaudited)

                               Three Months            Six  Months
                                  Ended                   Ended
                                 June 30,              June 30,
                              2003       2002        2003      2002
                             -----      -----       -----     -----
Revenues
    Public Safety and
     Justice              $ 11,052   $  7,944     $ 22,539  $  9,072
    Institutional Security
     Systems                25,692     21,981       49,140    42,201
    Attack Protection        6,533      5,598       14,876    11,772
    Federal Security
     Systems                 4,261      3,893        7,750     6,861
                           -------    -------      -------   -------
                          $ 47,538   $ 39,416     $ 94,305  $ 69,906
                           =======    =======      =======   =======



                                Three Months            Six Months
                                  Ended                    Ended
                                 June 30,                June 30,
                              2003       2002          2003    2002
                             -----       -----        -----    -----
Pre-tax income (loss)
    Public Safety and
     Justice              $    482   $    491      $    550 $    493
    Institutional Security
     Systems                   835      1,040         1,572    2,178
    Attack Protection          (52)      (696)          510     (689)
    Federal Security
     Systems                   296        252           503      301
    Corporate                  166        101           164      123
                           =======    =======       =======  =======
                          $  1,727   $  1,188      $  3,299 $  2,406
                           =======    =======       =======  =======

                                         June 30,        December 31,
                                           2003              2002
                                         -------         ------------
Backlog
    Public Safety and Justice            $ 72,621         $ 74,867
    Institutional Security Systems         81,916           99,527
    Attack Protection                      16,552           18,478
    Federal Security Systems               10,643           11,440
                                          -------          -------
                                         $181,732         $204,312
                                          =======          =======


RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (1)

                             Three Months Ended     Six  Months Ended
                              2003       2002         2003      2002
                            -------    -------      -------   -------

     Net income           $  1,037   $    713     $  1,979   $  1,494
     Tax expense               690        475        1,320        912
     Interest expense          334        346          713        659
     Purchase accounting
      depreciation
      and amortization         243        162          486        162
     Other depreciation
      and amortization         382        505          890        910
                           -------    -------      -------    -------
     EBITDA               $  2,686   $  2,201     $  5,388   $  4,137
                           =======    =======      =======    =======

(1) This press release contains unaudited financial information that is not prepared in accordance with generally accepted accounting principals (GAAP). Investors are cautioned that the non-GAAP financial measures are not to be construed as an alternative to GAAP. The Company's management uses EBITDA (earnings before interest, taxes, depreciation and amortization) in its internal analysis of net income and monitors it to ensure compliance with certain covenants under the Company's credit facility. Management believes that EBITDA provides useful information to investors for meaningful comparison to prior periods and analysis of the critical components of its results of its operations. Management also believes that EBITDA is a valuable financial measure to investors because it allows them to monitor the Company's compliance with certain covenants under its credit facility.

    CONTACT: CompuDyne Corporation
             Geoffrey F. Feidelberg, 410-712-0275
             Investors.Relations@CompuDyne.com